EXHIBIT 99.1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATE: November 14, 2024

ATLAS MERCHANT CAPITAL SPAC FUND I LP

By:	AMC SPAC Fund GP LP, its general partner

By:	AMC SPAC Fund MGP LLC, its general partner

By:	/s/ David I. Schamis
Name: David I. Schamis
Title: President

ATLAS MERCHANT CAPITAL LLC

By:	/s/ David I. Schamis
Name: David I. Schamis
Title: Chief Investment Officer

ATLAS MERCHANT CAPITAL HOLDINGS, LTD.

By:	/s/ David I. Schamis
Name: David I. Schamis
Title: Director

ATLAS MERCHANT CAPITAL LP

By:	Atlas Merchant Capital GP LLC., its general partner

By:	/s/ David I. Schamis
Name: David I. Schamis
Title: Chief Investment Officer

ATLAS MERCHANT CAPITAL GP LLC

By:	/s/ David I. Schamis
Name: David I. Schamis
Title: Chief Investment Officer

AMC SPAC FUND GP LP

By:	AMC SPAC Fund MGP LLC, its general partner

By:	/s/ David I. Schamis
Name: David I. Schamis
Title: President

AMC SPAC FUND MGP LLC

By:	/s/ David I. Schamis
Name: David I. Schamis
Title: President

/s/ Robert E. Diamond, Jr.
ROBERT E. DIAMOND, JR.

/s/ David I. Schamis
DAVID I. SCHAMIS